Exhibit 10.21

Purchase Contract of Medicine Packaging Materials

Contract No.:

Party A: Xi’an Qinba Pharmaceuticals Co.,Ltd.

Party B: Shaanxi Daxin Plastics Co.,Ltd.

The parties hereto, in accordance with Contract Law of the People's Republic of China, through amicable negotiations, sign this contract.

I. Goods name, quantity & price, etc. (Please refer to Appendix)

The agreed goods unit price in this contract contains whole expenses incurred from goods purchase and after-sale service, including, but not limited to transportation expenses, insurance expenses, unloading expenses, ancillary data expenses, package probationary expenses, expenses of reagent consumables materials during inspection and acceptance, compulsive inspection expenses from third party supervision and inspection organization, training expenses, and after-sale service expenses, and etc. Goods unit price keeps steady during the implementation of this contract, except that altered by both parties in written form.

II. Requirements of goods quality

1.

Goods provided by Party B shall corresponds with national standard of the People's Republic of China, industry standard, local standard, product quality standard of goods manufacturer, relevant technical specifications formulated by related departments, quality status and functional performance stated in product instructions.

2.

Goods provided by Party B shall be brand-new, equipped with certificate of inspection, and from legal supplying channel.

3.

Goods provided by Party B shall meet the following technical indications and parameters: requirements in notice documents, product instructions; refer to appendix; descriptions here

III. Goods Delivery & Acceptance

1.

Delivery place(detailed) and date: the specified place in Party A’s notice document

2.

Party B shall supply Party A with the corresponding and complete technical documents of the goods under this contract.

3.

Party B shall guarantee that goods package meets the requirements of transportation, and to protect goods from being rusted, destroyed or loss in transportation process.

4.

Party B is responsible for transporting and delivering goods to Party A at the agreed place, and shall pay all the costs incurred from transportation, this includes, but not limited to, transportation expenses, insurance expenses, unloading expenses, and so on.

5.

Party B shall delegate technicians to guide on site and supply all the technical support of goods usage.

6.

After the delivery, Party A shall inspect and accept goods within 10 days. Inspection and acceptance content shall includes, but not limited to: (1) specifications, quantity and appearances; (2) the attached technical documents of goods; (3) goods components and configuration; (4) goods functions, performance and various technical parameters and standards.

7.

Inspection and acceptance standards: the specifications under this contract the delivery sample under notice document(if available )

8.

Where Party A accepts all the purchased goods, Party A shall confirm and issue Certificate of Approval, then it can be regarded as qualified.

9.

Where Party A finds that goods are not in accordance with the agreement, Party A shall have the right to reject goods and issue Notice of Rejection within 5 days. Party B shall re-supply goods in accordance with the agreement; otherwise, Party B will be regarded as delay delivery.

10.

Where Party B holds different opinion on the inspection result, Party B may delegate commodity inspection department where Party A is governed to recheck. If recheck result shows that goods is not in accordance with the agreement, then the recheck fees shall be paid by Party B; if recheck result shows that goods is in accordance with the agreement, then the recheck fees shall be paid by Party A.

IV. Payment

The fees shall be paid in full amount within 60 days after goods are accepted as qualified.(applicable for total amount less than RMB　100,000 Yuan)

V. After-sale service terms

1.

Guarantee period: Party B’s guarantee period for free is 30 days (guarantee period starts from issuing date of Certificate of Approval, for amount more than RMB 100,000 Yuan, it depends on Party A’ functional departments’ clarification, and its issuance of acceptance report )

2.

Guarantee method: door-to-door service. Other terms depends on the promised terms in tender document.

3.

When guarantee period expires, if Party A needs Party B to continue to offer maintenance service, it may be negotiated by both parties.

(whether to reserve this term  is depended on both parties’ negotiations,  and detailed terms shall be specified )

VI.Liability for breach of contract:

1.

Both parties shall implement this contract, any party which could not fulfill its duty shall undertake liability for breach. Breaching party shall undertake the loss incurred to observant party, it includes, but not limited to, direct economic loss, indirect economic loss, and attorney fees, travel fees as well as transportation fees incurred from observant party to investigate responsibility.

2.

Where goods supplied by Party B is not in accordance with the agreement, and will not exchange goods, Party A has right to reject to accept, and Party B shall pay Party A penalty fees equal to 5% of total payment.

3.

Party A rejects to receive goods with due reason, Party A shall pay Party B penalty fees equal to 5% of total payment.

4.

For Party B’s delay delivery, it shall pay Party A penalty fees equal to 3‰ of total payment.Where delay period exceeds 5 days, purchaser has right to terminate contract.

5.

Where Party B doesn’t provide maintenance service in accordance with terms in this contract, Party A has right by itselt to delegate the third party to supply needed technical support and after-sale service, the entire fees incurred shall be paid to Party B, if losses are incurred due to this, then Party B shall undertake compensation liability.

VII.Security Ability for Defects of Right

1.

For the goods delivered, Party B shall guarantee Party A not be claimed any rights from the third party.

2.

Where the third party claims ownership on subject matter in this contract, to claim for infringement of intellectual property, Party A has right to terminate contract, and may hold Party B liable for breaching contract.

3.

During the implementation of this contract, Party A has adequate proofs to prove that the third party possibly claim right on subject matter in contract, Party A has right to terminate the corresponding payment, except that guaranteed reasonably by Party B.

4.

For disputes arising from  third party’s claim for right, Party B shall undertake the corresponding legal liabilities and litigation fees, attorney fees, and other fees for settling disputes, and the economic loss caused to Party A.

VIII. Assumption of risk

1.

The risk of goods destroy or loss, Party B shall undertake before Party A’ inspection and acceptance, Party A shall undertake the risk after inspection and acceptance.

2.

Where Party A rejects to accept goods or terminate contract due to goods quality not in accordance with the contract, Party B shall undertake the risk of goods destroy or loss。

3.

Where Party A undertakes the risk of goods destroy or loss, and it doesn’t influence Party B to fulfill its duty, Party A shall requires Party B to undertake the breaching liability.

4.

Where Party B undertakes the risk of goods destroy or loss, if goods are destroyed or lost, Party B shall re-supply goods in accordance with the contract within  days, otherwise, Party B will be regarded as delay delivery.

5.

Where Party A undertakes the risk of goods destroy or loss, it won’t exempt Party A from payment.

IX. Disputes arising from this contract shall be settled through both parties’ negotiations, if it can’t be settled through negotiations, they can sue for court located in the signing place.

X. This contract is in quintuplicate(Party A’s functional departments keep 2 for record, user keeps 1, Party B keeps 2), each of them is regarded as original with the same legal effects. For other terms not mentioned, they should be solved by negotiation of both parties.

XI. Contract validity: January 1, 2008 to December 31, 2010

Notes: this contract takes effect since the seals of both parties.

Party A (seal):	Party B (seal):

Authorized Representative(signature)： Zhang Lin	Authorized Representative(signature)： Wang Guixiang

Responsible Person of user :
Date：December 26,2007	Date：December 26,2007